EX-23.1 3 ex_23-1.htm
Exhibit 23.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of SnackHealthy, Inc., formerly Healthient, Inc. on Form S-8, of my report dated September 16, 2013 (included in exhibits to such registration statement) on the consolidated financial statements of Healthient, Inc. as of June 30, 2013 and 2012.

Ronald R. Chadwick, P.C.

RONALD R. CHADWICK, P.C.

Aurora, Colorado

November 7, 2013